SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             __________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):  November 20, 1998

                              SUNBEAM CORPORATION
    ------------------------------------------------------------------------
               Exact Name of Registrant Specified in Charter

             DELAWARE               0001-000052           25-1638266
  ------------------------------------------------------------------------
  (State or Other Jurisdiction     (Commission          (IRS Employer
        of Incorporation)          File Number)       Identification No.)

  1615 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FLORIDA     33445
  ------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)

  Registrant's telephone number, including area code:  (561) 243-2100

         (Former Name or Former Address, if Changed Since Last Report)


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                               SUNBEAM CORPORATION
               FORM 8-K RELATING TO ITEM 4 CHANGES IN REGISTRANT'S
                               CERTIFYING ACCOUNTANT

Item 4.  Changes in Registrant's Certifying Accountant

On November 20, 1998, the Audit Committee of the Board of Directors (the "Audit Committee") of the Company recommended and the Board of Directors approved the appointment of Deloitte & Touche LLP as its independent auditors for 1998. Arthur Andersen LLP, previously the Company's auditor, was dismissed as the Company's auditor but is continuing to provide certain non-audit services to the Company.

As previously reported, on June 25, 1998, the Company announced that its auditor, Arthur Andersen LLP, would not consent to the inclusion of its report on the Company's 1997 financial statements in a registration statement the Company was planning to file with the SEC. On June 30, 1998, the Company announced that the Audit Committee would conduct a review of the Company's prior financial statements and that therefore, those financial statements should not be relied upon. The Company also announced that Deloitte & Touche LLP had been retained to assist the Audit Committee and Arthur Andersen LLP in their review of the Company's prior financial statements. On August 6, 1998, the Company announced that the Audit Committee had determined that the Company would be required to restate its financial statements for 1997, the first quarter of 1998 and possibly 1996, and that the adjustments while not then quantified, would be material. On October 20, 1998 the Company announced the restatement of its financial results for a six-quarter period from the fourth quarter of 1996 through the first quarter of 1998. On November 12, 1998, the Company filed a Form 10-K/A for the year ended December 31, 1997, which contains an unqualified opinion by Arthur Andersen LLP on the Company's restated consolidated financial statements as of December 29, 1996 and December 28, 1997 and for each of the three years in the period ended December 28, 1997.

Pursuant to Item 304 (a) of Regulation S-K, the Company reports the following:

(a)      Previous independent accountants

(i) On November 20, 1998, the Company retained Deloitte & Touche LLP as its independent certified public accountants in place of Arthur Andersen LLP.

(ii) The report of Arthur Andersen LLP on the financial statements for the past two fiscal years of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Audit Committee participated in, and recommended to the Board of Directors, the decision to retain Deloitte & Touche LLP for its 1998 audit.


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(iv)     In connection with its audits for the two most recent fiscal years and through November 20, 1998, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through November 20, 1998, except as described below, there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X. However, as a result of the restatements referred to above, in a letter dated October 16, 1998, Arthur Andersen LLP advised the Company that there existed the following conditions that Arthur Andersen LLP believed to be material weaknesses in the Company's internal control:

                  "In our opinion, the Company's design and effectiveness of its internal control were inadequate to detect material misstatements in the preparation of the Company's 1997 annual (before audit) and quarterly financial statements."

(vi) The Company has requested, and Arthur Andersen LLP has furnished, a letter addressed to the Commission stating that Arthur Andersen LLP agrees with subparagraphs (a)(ii), (iv) and (v) above. A copy of such letter, dated November 30, 1998, is filed as Exhibit 16 of this Form 8-K.

(b)      New independent accountants

         As stated above, on November 20, 1998, the Company engaged Deloitte & Touche LLP as its new principal independent auditor. Such engagement was recommended by the Audit Committee and approved by the Board of Directors on November 20, 1998.

(i) As stated above, in June 1998, the Audit Committee retained Deloitte & Touche LLP to assist in its review of the Company's prior financial statements. In conjunction with this engagement, Deloitte & Touche LLP provided oral advice to assist the Audit Committee regarding matters relating to the Company's restated financial statements.

(ii) The Company has not consulted with Deloitte & Touche LLP on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

 (a)  Not applicable.

 (b)  Not applicable

 (c)  Exhibits.


 16   Letter re change in Certifying Accountant

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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SUNBEAM CORPORATION


                                        By: /s/ BOBBY G. JENKINS
                                            -------------------------------
                                            Bobby G. Jenkins
                                            Executive Vice President, and
                                            Chief Financial Officer

 November 30, 1998


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                                 EXHIBIT INDEX

EXHIBIT                   DESCRIPTION
-------                   -----------

  16                Letter re change in Certifying Accountant